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                                                                    EXHIBIT 10.4

                                 PROXY AGREEMENT

This Proxy Agreement made this _____ day of ________________, 2001 ("Proxy Agreement"), by and between UICI, a Delaware corporation ("UICI"), and Healthaxis Inc., a Pennsylvania corporation ("HAXS") (UICI and HAXS collectively sometimes referred to herein as the "Parties").

WHEREAS, UICI, HAXS, Michael Ashker and Alvin H. Clemens have entered into that certain Shareholders' Agreement dated January 26, 2001 ("Shareholders' Agreement"); and

WHEREAS, UICI, HAXS, Healthaxis.com, Inc. and Michael Ashker, Dennis B. Maloney and Edward W. LeBaron, Jr., as Trustees, have entered into that certain Amended and Restated Voting Trust dated January 26, 2001 Agreement ("Voting Trust Agreement"), pursuant to which the Trustees thereunder have certain rights with respect to 8,581,714 shares of HAXS common stock with respect to which UICI holds an economic interest; and

WHEREAS, in consideration of the termination of that certain Shareholders' Agreement and in the event of termination of the Voting Trust Agreement, the Parties desire to enter into an agreement that provides that certain voting rights of UICI be cast consistent with the intent of the majority of directors of HAXS for the sole purpose of the election of directors to the Board of HAXS.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

I. Effective Date; Condition Precedent - This Proxy shall be effective upon such time as the Shareholders' Agreement and the Voting Trust Agreement are both terminated (the "Effective Date").

II. Limited Proxy Right - Upon the Effective Date, UICI hereby constitutes and appoints the Board of Directors of HAXS, as attorneys-in-fact and proxies of UICI, with full power of substitution for and in the name, place and stead of UICI to appear at the annual meeting of stockholders of HAXS, and at any postponement or adjournment thereof, and to vote thirty-three and one-third percent (33 1/3%) of the number of shares of HAXS held of record from time to time by UICI or its Affiliates (as such term is hereinafter defined) for the sole purpose of electing directors to the Board of Directors of HAXS, with all the powers and authority UICI would possess if personally present. The voting rights granted by UICI hereunder shall require the votes to be cast in favor of the nominees that a majority of the directors shall have recommended stand for election. This Agreement does not confer upon the proxies a voting right for any other purpose. For purposes hereof, (a) an "Affiliate" of UICI shall be any Person controlling, controlled by, or under common control with, UICI, and (b) a "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

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III.     Termination - This Proxy shall terminate at the earlier to occur of (i)
         the tenth anniversary of the Effective Date, (ii) such date as UICI beneficially holds less than twenty five percent (25%) of the outstanding shares of common stock of HAXS on a fully diluted basis,
         (iii) such date as any Person or Persons acting as a "group" (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended) beneficially holds a greater percentage of the outstanding shares of HAXS common stock on a fully diluted basis than the percentage beneficially owned by UICI, or (iv) the filing by HAXS of a voluntary petition in bankruptcy or the filing by a third party of an involuntary petition in bankruptcy with respect to HAXS.

IV. Not a Transfer Restriction. Nothing hereunder shall be deemed to constitute a restriction on the right of UICI to assign, transfer or dispose of its shares of HAXS (including shares of HAXS subject to this Proxy) at such time, in such manner and to such Persons as it in its sole discretion may determine, provided that any such assignment, transfer or disposition will at all times be made in compliance with applicable state and federal securities and other laws. It is agreed and understood that, except with respect to any such assignment, transfer or disposition made to a Person constituting an Affiliate of UICI, the shares of HAXS so assigned, transferred or disposed of shall not be subject to the provisions of this Proxy.

V. Successors and Assigns. This Proxy is non-assignable and non-transferable. This Proxy shall survive any merger or other business combination whereby HAXS is the surviving corporation.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


UICI


BY:      ____________________________

NAME:    ____________________________

TITLE:   ____________________________


HEALTHAXIS INC.


BY:      ____________________________

NAME:    ____________________________

TITLE:   ____________________________


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